[TYPE]                   SB-2
[LIVE]
[DOCUMENT-COUNT]         1
[SROS]                   AMEX
[SUBMISSION-CONTACT]
      [NAME]             Michael Pinch
      [PHONE]            250-475-6000
[/SUBMISSION-CONTACT]
[NOTIFY-INTERNET]        ldsr@corpoff.com
[FILER]
    [CIK]                0001068689
    [CCC]                i5i$fsmr
[/FILER]